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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We have issued our report dated February 11, 2000, accompanying the financial statements of First Consulting Group, Inc.
included in its Annual Report on Form 10-K for the year ended
December 31, 1999. We hereby consent to the incorporation by reference of said report in this Registration Statement of First Consulting Group, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORTON LLP

Irvine, California
December 15, 2000